Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Hertz Group Realty Trust, Inc

Woodland Hills, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report, dated March 22, 2019, relating to the balance sheet of Hertz Group Realty Trust, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

June 27, 2019